UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 29, 2009
INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)
9 Oak Park Drive
Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (781) 457-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Definitive Material Agreement.
On October 29, 2009, Insulet Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. on behalf of the Underwriters listed on Schedule 1 thereof (the “Underwriters”), for the sale by the Company to the Underwriters of 6,000,000 shares of common stock, par value $0.001 per share (the “Firm Shares”). The Firm Shares were sold to the public at a price of $10.25, and the Underwriters have agreed to purchase the Firm Shares from the Company pursuant to the Underwriting Agreement at a price of $9.635 per share. On October 30, 2009, the Underwriters fully exercised their option to purchase an additional 900,000 shares of common stock (together with the Firm Shares, the “Shares”). The offering of the Shares is expected to close on or about November 4, 2009, subject to customary closing conditions. The net proceeds to the Company are expected to be approximately $66.0 million after deducting estimated expenses payable by the Company associated with the offering.
The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters for losses or damages arising out of or in connection with the sale of the Shares.
The offering is being made pursuant to a registration statement on Form S-3 (File No. 333-158354) filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2009, in the form in which became effective on April 8, 2009 (the “Registration Statement”), the prospectus included in the Registration Statement and a final prospectus supplement relating to the Shares filed pursuant to Rule 424(b)(5) of the Securities Act on October 29, 2009.
A copy of the Underwriting Agreement is attached as Exhibit 1.1 and is incorporated herein by reference, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
1.1	Underwriting Agreement dated October 29, 2009 by and between the Company and J.P. Morgan Securities Inc. on behalf of the Underwriters listed on Schedule 1 thereof.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSULET CORPORATION
Date: October 30, 2009	By:	/s/ Brian Roberts
		Name:	Brian Roberts
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated October 29, 2009 by and between the Company and J.P. Morgan Securities Inc. on behalf of the Underwriters listed on Schedule 1 thereof.

4